EXHIBIT 99.1


                                                                 Horwath Gelfond
                                                        Hochstadt Pangburn, P.C.
                                                    Certified Public Accountants
                                                                 and Consultants
                                                                     A member of
                                                           Horwath International

                                                       1600 Broadway, Suite 2500
                                                           Denver, CO 80202-4925
                                                        Telephone (303) 831-5000
                                                          Telefax (303) 831-5032



May 1, 2002




William Knooihuizen
KIK TECHNOLOGY INTERNATIONAL, INC.
590 Airport Road
Oceanside, CA 92054




Gentlemen,

We are unable to complete our audit of the financial statements of KIK Technology International, Inc., as of January 31, 2002 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, as we just recently received the information to allow us to perform the audit. Thank you for your consideration.

Sincerely,


/s/ Donald D Pangburn
Donald D. Pangburn, CPA
Director
Horwath Gelfond Hochstadt Pangburn, P.C.
Certified Public Accountants